Exhibit 11.1

                                               Sparta Pharmaceuticals, Inc.
                                               (A Development Stage Company)

                                             Computation of Earnings Per Share


                                                                                           Period From
                                                    For the three months                  June 12, 1990
                                                       ended March 31                    (Inception) to
                                                  -----------------------                March 31, 1996
                                                     1996          1995                  --------------
                                                     ----          ----

Net loss                                         $3,649,561    $(574,163)                 $(13,667,017)
                                                 ===========   ==========                 =============

Historical weighted average number of shares
used in per share calculations(1)                6,559,557     6,142,372                      3,494,946

Convertible Preferrred Stock and Convertible                                                  1,434,598
                                                                                             ----------
Notes

Supplemental weighted average shares                                                          4,929,544
                                                                                             ==========
Historical Net Loss per share                    $    (.56)    $   (0.09)                    $   (3.91)
                                                 ==========    ==========                    ----------

Supplemental Net Loss per share                                                              $   (2.77)
                                                                                             ==========


(1) Historical weighted average shares outstanding include the following:



Common Stock outstanding for the period based
on a daily weighted average                      6,559,557     6,142,372                      3,445,120

Common Stock issued within one year of the
initial filing used the treasury stock method*                                                    4,232

Common Stock Options*                                                                               725

Common Stock Warrants*                                                                           44,869
                                                 ---------     ---------                      ---------

Historical weighted average number of shares     6,559,557     6,142,372                      3,494,946
outstanding                                      =========     =========                      =========


*Included as outstanding pursuant to SAB 83. See Note 2 of Notes to Financial Statements.
